EXHIBIT 10.3

AMENDING AGREEMENT

This Amending Agreement entered into between Texada Ventures, Inc., a Nevada corporation, (the “Company”), and Anadolun Madencilik Ltd. Sti., a limited company under the provisions of the Turkish commercial code (“Anadolun”), effective the 1st day of July, 2011.

WHEREAS, the Company and Anadolun entered into the Anadolun Term Sheet on May 20, 2011;

WHEREAS, the Anadolun Term Sheet requires the Company and Anadolun to enter into a definitive agreement on or before July 1, 2011, setting forth the final terms of the Option Agreement and the Transaction (as defined in the Anadolun Term Sheet);

WHEREAS, the Anadolun Term Sheet requires the Company and Anadolun to close the Transaction and the Placement (as defined in the Anadolun Term Sheet), on or before July 15, 2011 or such later date as the parties may mutually agree;

WHEREAS, the Company and Anadolun require additional time in order to finalize the terms of the Option Agreement and the Transaction;

WHEREAS, the Company and Anadolun require additional time in order to close the Transaction and the Placement;

WHEREAS, the Company and Anadolun have agreed to extend the deadline to enter into a definitive agreement to on or before September 1, 2011; and

WHEREAS, the Company and Anadolun have agreed to extend the deadline to close the Transaction and the Placement to on or before September 15, 2011.

Terms used but not defined herein shall have the meaning ascribed to them in the Anadolun Term Sheet.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Amending Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Anadolun hereto represent, acknowledge, covenant and agree with each other as follows:

RESOLVED, that Section 3 of the Anadolun Term Sheet is hereby amended and restated to read as follows:

“The Company’s counsel will prepare the definitive agreement setting forth the final terms of the proposed Option Agreement and Transaction (the “Definitive Agreement”).  The Definitive Agreement will reflect the agreed upon terms and conditions as well as customary representations, warranties, covenants, termination rights and termination fee provisions.  The representations and warranties by Anadolun shall not survive closing with the exception of the representations and warranties related to:  (i) capitalization, and (ii) authority.

The parties will work together in good faith to negotiate and finalize the Definitive Agreement on or before September 1, 2011 and close the Transaction and the Placement on or before September 15, 2011, or such other later date as the parties may mutually agree.  In addition, the parties will negotiate ancillary agreements, as may be appropriate for the Transaction.”

RESOLVED, Section 10 of the Anadolun Term Sheet is hereby amended and restated to read as follows:

“This term sheet may be terminated by either party if the conditions set forth in Sections 1.C, 7 or 8 are not satisfied on or before September 15, 2011; provided that the terminating party has acted in good faith and has not breached any term of this term sheet.”

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IN WITNESS WHEREOF the parties have executed this Amending Agreement, effective as of the 1st day of July, 2011.

SIGNED FOR AND ON BEHALF OF TEXADA VENTURES INC by its duly authorized officers: _____________________________ Authorized Signatory
SIGNED FOR AND ON BEHALF OF ANADOLUN MADENCILIK LTD. STI. By its duly authorized officer: _____________________________ Authorized Signatory